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                                                                  EXHIBIT 10.22


                             COMSHARE, INCORPORATED
                             STOCK OPTION AGREEMENT



     THIS STOCK OPTION AGREEMENT is made effective the 10th day of March, 1997, by and between Comshare, Incorporated, a Michigan corporation ("the Company"), and Daniel T. Carroll, (the "Optionee"). The Optionee holds the office of Chairman of the Board of the Company, and the Company desires to compensate the Optionee and to provide an incentive for his services.

     NOW, THEREFORE, it is agreed between the parties as follows:

     1. Grant of Option. Subject to the terms and conditions hereof, the Company hereby grants to the Optionee the right and option to purchase from the Company up to, but not exceeding in the aggregate, 10,000 shares of the Company's Common Stock, at a price of $15.75 per share. The Optionee agrees to remain as Chairman of the Board of the Company for a period of not less than twelve (12) months from the date of grant, provided that nothing herein shall restrict the right of the Board of Directors (the "Board") or the shareholders of the Company to terminate the Optionee's position at any time with or without cause.

     2. Accrual of Right to Exercise Option. The option hereby granted may not be exercised prior to the later of March 10, 1998, or the date on which the Optionee ceases to be Chairman of the Board, at which time this option shall be fully exercisable. Notwithstanding the above, however, the option may be exercised sooner, upon the occurrence of a change in control, defined as follows:

           (i) the acquisition of ownership by a person (including an individual, a corporation, partnership, joint venture, trust or other entity) or a group of persons acting together of fifty-one (51%) percent or more of the outstanding common stock of the Company;

           (ii) a sale of all or substantially all of the assets of the Company to any entity not controlled by persons who were members of the Board of Directors or officers of the Company as of the 1996 Annual Meeting of Shareholders or by any employee stock ownership plan for the benefit of employees of the Company; or

           (iii) a merger, consolidation or similar transaction between the Company and another entity if a majority of the members of the Board of Directors of the surviving company are not persons (A) who are members of the Board of Directors of the Company immediately before the change in control and (B) who also were members of the Board of Directors of the Company immediately following the 1996 Annual Meeting of Shareholders.

     Any provision of this Agreement notwithstanding, this option shall not be exercisable on



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 or after the date thirty (30) months from the date of grant of this option.

     3. Termination of Office. If, prior to the date that this option shall first become exercisable, the Optionee's position as Chairman of the Board shall be terminated, with or without cause, or by the act, death, disability or retirement of the Optionee, the Optionee's right to exercise this option shall terminate and all rights hereunder shall cease.

     If, on or after the date that this option shall first become exercisable, the Optionee's position shall be terminated for any reason other than death or disability, the Optionee shall have the right, within six months after such termination, to exercise this option to the extent that it shall have been exercisable and unexercised on the date of such termination, subject to any other limitation on the exercise of such option in effect at the date of exercise.

     If, on or after the date that this option shall first become exercisable, the Optionee shall die or become disabled, (as defined in Section 105(d)(4) of the Internal Revenue Code), the Optionee or the executor or administrator of the estate of the Optionee (as the case may be) or the person or persons to whom the option shall have been transferred by will or the laws of descent and distribution, shall have the right, within six months from the date of the Optionee's death or termination due to disability, to exercise this option to the extent that it was exercisable and unexercised on the date of the Optionee's death or termination of services due to disability, subject to any other limitation on exercise in effect at the date of exercise.

     4. Exercise of Option. The Optionee, from time to time during the period when the option hereby granted may by its terms be exercised, may exercise the option in whole or in part by delivery to the Company of: (a) a written notice signed by the Optionee (i) stating the number of shares that the Optionee has elected to purchase at that time from the Company, (ii) upon the request of the Company, a signed statement from the Optionee representing that he is acquiring the shares being purchased for investment and not for resale; and (b) cash, personal check, certified or bank cashier's check, or, (c) the surrender of previously-acquired shares of the Company's Common Stock, duly endorsed for transfer (or with duly executed stock powers attached), for an amount equal to the purchase price of the shares then to be purchased; shares of the Company's Common Stock surrendered as payment for shares purchased pursuant to the exercise of this option shall be valued, for such purpose, at the last sale price of the Company's Common Stock as reported on the NASDAQ Stock Market at the close of business on the day prior to exercise or, if there was no trading on such date, on the last preceding trading date. The Optionee shall reimburse the Company for any tax withholding requirements and provide the Company such information and data as the Company may deem necessary.

     After receipt of the foregoing and subject to Section 5 below, the Company shall issue the shares in the name of the Optionee and deliver the certificates therefor to the Optionee.




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     5. Compliance With Securities Laws.  Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock under this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock pursuant hereto unless and until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations of the Securities Exchange Commission promulgated thereunder or the provisions of any state law governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws. If the Optionee fails to accept delivery and pay for all or any part of the number of shares specified by such notice upon tender of delivery thereof the Optionee's right to exercise this option with respect to such undelivered shares may be terminated by the Company.

     6. Non-Assignability. The option hereby granted shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the option may be exercised during the Optionee's lifetime only by the Optionee. Any transferee of the option shall take the same subject to the terms and conditions of this Agreement. No such transfer of the option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

     7. Disputes. As a condition to the granting of the option granted hereby, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Board in its sole discretion and judgment and that any such determination and any interpretation by the Board of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

     8. Adjustments. In the event of any stock dividend on the Stock, subdivision or combination of shares of the Stock, reclassification of the Stock, and (in accordance with the provisions of the next paragraph of this Section 8) in the event of a merger or consolidation in which the Company shall be the surviving corporation, the number and class of shares subject to this option and the option price shall be proportionately adjusted.

     After any merger of one or more corporations into the Company, or after any consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, the Optionee shall, at no additional cost, be entitled upon any exercise of his option, to receive (subject to any required action by shareholders), in lieu of the number of shares as to which such option shall then be so exercised, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the

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agreement of merger or consolidation if at the time of such merger or consolidation the Optionee had been a holder of record of a number of shares of Stock of the Company equal to the number of shares as to which such option shall then be so exercised. Comparable rights shall accrue to the Optionee in the event of successive mergers or consolidations of the character described above. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, the option granted under this Agreement shall terminate.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the option.

     9. Rights as Shareholder. The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to the shares represented by such certificate or certificates.

     10. Notices. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the Company's, Treasurer, at the principal office of the Company. All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Company or such other address as the Optionee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

     11. "Optionee" to Include Certain Transferees. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom the option, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     12. Governing Law. This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan.




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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      COMSHARE, INCORPORATED


                                      By: /s/ KATHRYN A. JEHLE
                                          -------------------------

                                      Its: SENIOR VP AND CFO
                                           ------------------------


                                           /s/ DANIEL T. CARROLL
                                           ------------------------
                                                        Optionee